Exhibit 4.11

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUED UPON ANY CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

NANO MAGIC HOLDINGS, INC.

Convertible Promissory Note

$____	Madison Heights, MI
[date]

For value received NANO MAGIC HOLDINGS INC., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of ______________ (together with successors and assigns, the “Holder” at the e-mail address: ____________), the principal sum of ______________ Dollars and No Cents ($___000.00) (the “Loan”). The principal amount due under this Note shall bear interest at a rate of 8% per annum and accrue during the term of the loan, payable semi-annually. All Principal and Interest shall be due March 31, 2025, unless paid earlier. All payments in respect of this Note shall be made in lawful money of the United States of America, or common stock of the Company as set forth below.

The Conversion price is $1.75 per share. This Note is be convertible at the “Conversion Price” (1) in whole or in part at any time at the option of the Holder. Upon conversion, any accrued and unpaid interest will be paid in money.

This Note may be prepaid and redeemed by the Company at any time, in whole or in part, upon 30 days written notice to Holder. Notice of redemption will be effective if sent to the Holder at the e-mail address set forth above. Upon receipt of such notice, Holder has 15 days to elect to receive some or all of the amount to be redeemed in shares of the Company’s common stock at the conversion price.

The Company waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and agrees to pay all costs of collection when incurred, including attorneys’ fees. No extension of the time for the payment of this Note or any installment thereof made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the Company’s liability under this Note, either in whole or in part, unless the Company shall be a party to such agreement.

Form of Note

The Company’s obligations under this Note are absolute and unconditional and shall not be subject to any defense, setoff or counterclaim that may at any time be available to or be asserted by the Company. The Company hereby waives, and agrees not to assert, any right to offset or interpose as a defense or counterclaim any claim against the Holder against its obligations under this Note.

The Company shall pay all reasonable out-of-pocket expenses incurred by the Holder, including fees and disbursements of counsel for the Holder, in connection with the enforcement of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

With respect to any suit, action shall lie in the venue of Detroit, Michigan.

IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

NANO MAGIC HOLDINGS, INC.

By:
Thomas J. Berman, President & CEO

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8% Convertible Note of Nano Magic Holdings, Inc., a Delawares (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Tax ID Number:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:______________

Account No:_____________